ASSET CONTRIBUTION AGREEMENT

BY AND AMONG

ALTERNAFUELS, INC

MR. JOHN STANTON and MR. MAT ZUCKERMAN

Dated May 17, 2011

This ASSET CONTRIBUTION AGREEMENT (this "Agreement") is made an entered into as of May 17, 2011, by and among Alternafuels, Inc., a Florida Corporation ("AFI"), Mr. John Stanton, and Mr. Mat Zuckerman, (collectively "Contributors"). AFI and Contributors are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

A. Contributors desire to transfer, assign and convey to AFI as their respective capital contributions to AFI (net of the real or contingent liabilities identified in Exhibit A and Exhibit B), and AFI desires to acquire from Contributors, on the terms and subject to the conditions set forth herein, certain of the John Stanton's assets as described in Exhibit A to this agreement and certain of Mathew Zuckerman's assets as described in Exhibit B to this agreement (hereinafter, collectively, the "Contributed Assets").

B. The Board of Directors of AFI (the "Board") believes it is in the best interest of its respective corporate stockholders that the contribution of assets described in section 1.1 herein, be accepted by AFI, and that the consideration as described in section 2.1 herein, be so conveyed by AFI. In furtherance thereof, the Board has approved this Agreement and the transactions contemplated hereby.

C. It is intended that the transfer and assignment of the assets to AFI by the Contributors, and the issuance of AFI's shares of restricted common stock ("Stock") to each of the Contributors, are each intended to be reported pursuant to Section 351 of the Internal Revenue Code of 1986.

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the Parties agree as follows:

CONTRIBUTION OF ASSETS

1.1 Contribution of Assets.

(a) <u>Contribution.</u> Upon the terms and subject to the conditions set forth herein, at the execution of this agreement, AFI shall accept and acquire from the Contributors, and Contributors shall

irrevocably convey, transfer, assign and deliver to AFI, the Contributed Assets as described in Exhibit A and Exhibit B.

CONSIDERATION FOR CONTRIBUTED ASSETS

2.1 Consideration for the Assets

(a) Stock Issuance. AFI shall issue to each of the following Contributors the listed shares of Stock:

Mr. John Stanton	83,674,000 shares of Stock
Mr. Mat Zuckerman	36,636,000 shares of Stock

VALUATION OF CONTRIBUTED ASSETS

3.1 Valuation of the Contributed Assets

(a) Valuation. The Parties have agreed that no professional valuation be performed on the Contributed Assets. The Contributors do not make any guarantee or representation of value for the Contributed Assets. The consideration issued is base on an estimate of value made by the Board, and agreed upon by the Parties. This estimate may not be accurate due to the intangible nature of the assets.

CLOSING

4.1 Closing

(a) Closing Place, Time and Date. The closing of this Agreement (the "Closing") shall be held at the Company's offices at 2409 N. Falkenburg Road, Tampa, Florida 33619 on May 18, 2011.

(b) Closing Deliveries. At the Closing, unless otherwise provided, AFI shall deliver or cause to be delivered, to the Contributors, as applicable, the following:

a. Board Resolution approving the issuance of the Stock, addressed to the Contributor's Transfer Agent.

b. One or more instruments of assignment and assumption, in customary form and substance reasonably satisfactory to AFI and the Contributors;

c. An executed copy of this Agreement.

REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of Contributors

(a) Authorization. Each Contributor has full power and authority to execute and deliver this Agreement and all agreements and instruments delivered pursuant hereto to which it is a party, and to consummate the transactions contemplated hereunder.

(b) Value. Contributors make no representation or warranty as to the value of the Contributed Assets.

5.2 Representation and Warranties of AFI

(a) Authorization. AFI has the full power and authority to execute and deliver this Agreement and the ancillary agreements to which they are party to, and to consummate the transactions contemplated hereunder and to perform their obligations hereunder, and no other proceedings on the part of AFI are necessary to authorize the execution, delivery and performance of this Agreement and the ancillary agreements to which they are party to. This Agreement has been approved by the Board.

CONDITIONS TO THE CLOSING

6.1 Conditions to Contributor's and AFI's Obligation to Close

(a) Required Consents, Waivers and Releases. AFI and the Contributors have furnished with evidence satisfactory to them that each Party has obtained consents, approvals, and waivers as required by the Parties.

(b) Covenants. The Parties have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with them on or prior to the Closing.

SURVIVAL AND INDEMNIFICATION

7.1 Survival and Indemnification

(a) Survival of the Representations and Warranties. All representations and warranties set forth in this Agreement, shall survive the Closing for a period of four (4) years from the anniversary of the Closing.

(b) Indemnity of AFI. Contributors shall defend, indemnify and hold harmless, jointly and severally, AFI and any successors thereto against any and all claims, losses, liabilities, damages, deficiencies, costs, expenses arising out of, or resulting from (herein individually a "Loss" and collectively "Losses"), or incurred with respect to this Agreement and the transactions contemplated herein.

GOVERNING LAW

8.1 Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule. All disputes arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in the State of Florida, County of Hillsborough.

IN WITNESS WHEREOF, the Parties hereto executed the foregoing Note Conversion Agreement effective as of the Effective Date set forth above.

ALTERNAFUELS, INC.:

By__________________________

John Stanton, CEO/Director

By__________________________

Mat Zuckerman, President/CTO/Director

By__________________________

Steve Gurba, Director

CONTRIBUTORS:

By__________________________

John Stanton

By__________________________

Mat Zuckerman